ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080564004-69
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/25/2008 1:00 AM
	Entity Number C20283-1994

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Techalt, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

TECHALT, INC.
CERTIFICATE OF DESIGNATION
SERIES B PREFERRED STOCK

TechAlt, Inc., a corporation organized and existing under the laws of the state of Nevada, River Hawk Aviation (the "Corporation"), hereby certifies that, pursuant to (i) the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate"), (ii) the provisions of Section NRS 78.195 and NRS 78.1955 of the Nevada Revised Statutes, and (iii) the resolutions adopted by the Board by unanimous written consent dated August ___, 2008, the Board duly adopted resolutions providing for the adoption of the Certificate of Designation of the Series B Convertible Preferred Stock of the Corporation, and creating the number of votes to which each share of

3. Effective date of filing: (optional) ____________

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature] — Sect.

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

...Series B Stock is entitled and the number of shares of common stock into which each share of Series B Stock will become convertible (and making similar conforming changes), which resolutions are as follows:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board does hereby approve the designation and issuance of up to five million (5,000,000) shares of the preferred stock of the Corporation (the "Preferred Stock"), par value $.001 per share, to be designated "Series B Convertible Preferred Stock" of the presently authorized shares of Preferred Stock. The voting powers, designations, preferences, and other rights of the Series B Convertible Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" and the number of authorized shares constituting such series shall be five million (5,000,000). Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of the Series B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into the Series B Convertible Preferred Stock.

Section 2. Voting Rights.

(A) The holders of Series B Convertible Preferred Stock shall be entitled to vote on any issues duly submitted to a vote of stockholders of the Corporation, and as required by the laws of the State of Nevada on a basis of one thousand (1,000) votes per one (1) share of Series B Convertible Preferred Stock held.

(B) Except as otherwise provided herein, by law, or these Articles of Incorporation of the Corporation (the "Articles"), the holders of shares of common stock of the Corporation (the "Common Stock") and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 3. Conversion

(A) Conversion. The Series B Convertible Preferred Stock shall be convertible at the shareholder's option into shares of common stock of the Corporation ("Conversion") on a basis of a one (1) share of Series B Convertible Preferred Stock to seven hundred fifty (750) shares of Common Stock (1:750) of the Corporation (the "Conversion Ratio").

(B) The following provisions shall apply after the Series B Convertible Preferred Stock becomes convertible:

a. Upon the election of the holder of Series B Convertible Preferred Stock to convert the Series B Convertible Preferred Stock, the holder of said shares of Series B Convertible Preferred Stock shall surrender the certificate or certificates for such shares at the office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series B Convertible Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation in blank, in form satisfactory to the Corporation and shall give written notice to the Corporation at such office that said holder has been instructed that the Corporation has elected to convert the shares of Series B Convertible Preferred Stock. The Corporation shall, as soon as practicable after such deposit of certificates for shares of Series B Convertible Preferred Stock, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of common stock to which such holder is entitled upon such conversion.

b. Conversion may occur in increments up to two hundred thousand (200,000) shares of the Series B Convertible Preferred Stock, unless upon prior approval by the Board.

c. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series B Convertible Preferred Stock to be converted and the delivery of written notice as hereinabove provided; and the person entitled to receive the common stock issuable upon such conversion shall be treated for all purposes as the record holder of such common stock on such date.

d. Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation's stock, whether by recapitalization, combination, consolidation, reclassification or otherwise ("Reclassification"), in any such event the holders of Series B Convertible Preferred Stock the Conversion Ratio shall adjust proportionately to the Reclassification.

e. Reservation of Stock Issuable Upon Conversion. The Corporation shall at times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock, the Corporation shall, at the request of any holder of Series B Convertible Preferred Stock, take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such of shares as shall be sufficient for such purpose.

Section 4. Reacquired Shares. Any shares of Series B Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be, at the Corporation's discretion, assigned, cancelled, or reissued as new issuance of Series B Convertible Preferred Stock to be created by resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 5. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of common stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred unless, prior thereto, the holders of shares of Series B Preferred shall have received the principal value of the holder's original purchase price for the Series B Convertible Preferred Stock, subject to any adjustments provided herein, (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred unless, prior thereto, the holders of shares of Common Stock shall have received a pro rata amount per share (the "Common Adjustment") equal to the total value of the Series B Liquidation Preference. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred and Common Stock, respectively, holders of Series B Preferred shall receive their ratable and proportionate share of the remaining assets to be distributed on an as if converted basis.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

Section 6. Consolidation, Merger, etc. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any event the shares of Series B Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 7. Fractional Shares. The Series B Convertible Preferred Stock may not be issued as fractional shares.

Section 8. Notices. Any notice required by the provisions of the Certificate shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

IN WITNESS WHEREOF, TechAlt, Inc., has caused this Certificate to be signed by David Moore, its Chief Executive Officer, this _____ day of August, 2008.

By: ________________________
David Moore, President & CEO

TECHALT, INC.
CERTIFICATE OF DESIGNATION
SERIES B PREFERRED STOCK

TechAlt, Inc., a corporation organized and existing under the laws of the state of Nevada, River Hawk Aviation (the "Corporation"), hereby certifies that, pursuant to (i) the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate"), (ii) the provisions of Section NRS 78.195 and NRS 78.1955 of the Nevada Revised Statutes, and (iii) the resolutions adopted by the Board by unanimous written consent dated August 25th, 2008, the Board duly adopted resolutions providing for the adoption of the Certificate of Designation of the Series B Convertible Preferred Stock of the Corporation, and creating the number of votes to which each share of Series B Stock is entitled and the number of shares of common stock into which each share of Series B Stock will become convertible (and making similar conforming changes), which resolutions are as follows:

RESOLVED, that pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board does hereby approve the designation and issuance of up to five million (5,000,000) shares of the preferred stock of the Corporation (the "Preferred Stock"), par value $.001 per share, to be designated "Series B Convertible Preferred Stock" of the presently authorized shares of Preferred Stock. The voting powers, designations, preferences, and other rights of the Series B Convertible Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" and the number of authorized shares constituting such series shall be five million (5,000,000). Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of the Series B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into the Series B Convertible Preferred Stock.

Section 2. Voting Rights.

(A) The holders of Series B Convertible Preferred Stock shall be entitled to vote on any issues duly submitted to a vote of stockholders of the Corporation, and as required by the laws of the State of Nevada on a basis of one thousand (1,000) votes per one (1) share of Series B Convertible Preferred Stock held.

(B) Except as otherwise provided herein, by law, or these Articles of Incorporation of the Corporation (the "Articles"), the holders of shares of common stock of the Corporation (the "Common Stock") and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 3. Conversion

(A) Conversion. The Series B Convertible Preferred Stock shall be convertible at the shareholder's option into shares of common stock of the Corporation ("Conversion") on a basis of a one (1) share of Series B Convertible Preferred Stock to seven hundred fifty (750) shares of Common Stock (1:750) of the Corporation (the "Conversion Ratio").

(B) The following provisions shall apply after the Series B Convertible Preferred Stock becomes convertible:

a. Upon the election of the holder of Series B Convertible Preferred Stock to convert the Series B Convertible Preferred Stock, the holder of said shares of Series B Convertible Preferred Stock shall surrender the certificate or certificates for such shares at the office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series B Convertible Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation in blank, in form satisfactory to the Corporation and shall give written notice to the Corporation at such office that said holder has been instructed that the Corporation has elected to convert the shares of Series B Convertible Preferred Stock. The Corporation shall, as soon as practicable after such deposit of certificates for shares of Series B Convertible Preferred Stock, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of common stock to which such holder is entitled upon such conversion.

b. Conversion may occur in increments up to two hundred thousand (200,000) shares of the Series B Convertible Preferred Stock, unless upon prior approval by the Board.

c. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series B Convertible Preferred Stock to be converted and the delivery of written notice as hereinabove provided; and the person entitled to receive the common stock issuable upon such conversion shall be treated for all purposes as the record holder of such common stock on such date.

d. Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation's stock, whether by recapitalization, combination, consolidation, reclassification or otherwise ("Reclassification"), in any such event the holders of Series B Convertible Preferred Stock the Conversion Ratio shall adjust proportionately to the Reclassification.

e. Reservation of Stock Issuable Upon Conversion. The Corporation shall at times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the

shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock, the Corporation shall, at the request of any holder of Series B Convertible Preferred Stock, take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such of shares as shall be sufficient for such purpose.

Section 4. Reacquired Shares. Any shares of Series B Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be, at the Corporation's discretion, assigned, cancelled, or reissued as new issuance of Series B Convertible Preferred Stock to be created by resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 5. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of common stock or other stock ranking junior (either as to dividends or upon liquidation; dissolution or winding up) to the Series B Preferred unless, prior thereto, the holders of shares of Series B Preferred shall have received the principal value of the holder's original purchase price for the Series B Convertible Preferred Stock, subject to any adjustments provided herein, (the "**Series B Liquidation Preference**"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred unless, prior thereto, the holders of shares of Common Stock shall have received a pro rata amount per share (the "**Common Adjustment**") equal to the total value of the Series B Liquidation Preference. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred and Common Stock, respectively, holders of Series B Preferred shall receive their ratable and proportionate share of the remaining assets to be distributed on an as if converted basis.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

Section 6. Consolidation, Merger, etc. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any event the shares of Series B Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 7. Fractional Shares. The Series B Convertible Preferred Stock may not be issued as fractional shares.

Section 8. Notices. Any notice required by the provisions of the Certificate shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

IN WITNESS WHEREOF, TechAlt, Inc., has caused this Certificate to be signed by David Moore, its Chief Executive Officer, this 25th day of August, 2008.

By: [signature]
David Moore, President & CEO